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                         EXECUTIVE EMPLOYMENT AGREEMENT

            THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made and effective as of Nov. 14th 1997 between RESIDENTIAL FINANCIAL SERVICES, INC. (the "Corporation"), and LARRY SAZANT an individual ("Mr. Sazant")

            WHEREAS, The Corporation desires to retain the services of Mr. Sazant as set forth herein, Whereas the parties agree as follows:

            1. Employment. Corporation hereby employs Mr. Sazant and Mr. Sazant accepts such employment on the terms and conditions set forth herein.

               1.1 Mr. Sazant covenants to perform in good faith his employment duties as outlined herein, devote a substantial part of his business time, energies and abilities to the proper and efficient management of the business of the Corporation, and for its benefit. It is understood that Mr. Sazant is involved in other businesses including the practice of Law and devotes time and attention to the said matters.

               1.2 Mr. Sazant shall not, without the prior written consent of the Corporation, directly or indirectly, during the term of this agreement and for a period of five (5) years after termination of this agreement: (i) render services of business, professional or commercial nature to any other person or entity, whether for compensation or otherwise, similar or relating to the business of the Corporation, or (ii) engage in any activity competitive with or adverse to the Corporation's business or welfare, whether alone, as a partner or member, or as an officer, director, employee or 1% or greater shareholder of a corporation. It is understood and agreed that Mr. Sazant may render services in connection with the practice of Law. In regard to the business of the Corporation, Mr. Sazant will grant right of first refusal to the Corp. to meet the terms and conditions thereof before offering or concluding a transaction with

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a third party.

            2. Term of Employment. Subject to the provisions set forth herein, the term of Mr. Sazant's employment hereunder shall continue for five (5) years.

            3. Duties. Mr. Sazant shall be employed as Vice-President and perform all duties as may be assigned by the Board of Directors.

            The Corporation will assist Mr. Sazant in performance of his duties through employment of appropriate staff of employees and professionals and employment of sufficient working capital to reach the Corporation's business objectives.

            4. Compensation. For all services he may render to the Corporation during the term of this Agreement, Mr. Sazant shall receive the following compensation:

               4.1 Mr. Sazant shall receive a salary at the rate of $ 45,000.00 per year payable in 52 equal weekly payments. Salaries may be increased annually by 5% upon approval of the Board of Directors.

               4.2 Mr. Sazant shall receive a 5% cash bonus on all Residential Financial Services, Inc. pretax income as per the certified year end financial statement.

               4.3 Mr. Sazant shall continue to act as broker or co-broker for the company as if he were any other commissioned employee and will be entitled to commissions in accordance with the company payment policy.

            5. Benefits. During the term of this Agreement, Mr. Sazant shall be entitled to the following executive benefits:

               5.1 Mr. Sazant shall be entitled to two weeks vacation time per year without reduction in salary.

               5.2 Mr. Sazant shall be entitled to receive health insurance and reasonable business expenses generally available to members of management.

            6. Termination The employment of Mr. Sazant may be terminated at any

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time by:

               6.1 Mutual agreement; or

               6.2 Action of the Board of Directors, on thirty (30) days' prior written notice, in the event of illness or disability of Mr. Sazant resulting in failure to discharge his duties under this Agreement for ninety or more consecutive days or for a total of one hundred eighty or more days in a period of twelve consecutive months, or

               6.3 Action of the Board of Directors, if it shall be established that Mr. Sazant is in material default in the performance of his obligations, services or duties hereunder (other than for illness or incapacity) or has materially breached any provision of this Agreement and any such default or breach has continued for twenty (20) days after written notice of such non-performance or breach. Termination of employment under this sub-paragraph shall not be utilized except for a material default or breach which has resulted in a material damage to the Corporation.

            7. Indemnification.

            The Corporation shall indemnify Mr. Sazant against expenses (including attorneys' fees and costs of investigation), judgements, fines, and amounts paid in settlement actually and reasonably incurred by Mr. Sazant in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, derivative, investigative, or administrative by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or an affiliate of the Corporation or a participant in another corporation, partnership or other enterprise at the request of the Corporation if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Corporation or such other entity, and with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The Corporation shall pay the foregoing

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expenses as incurred and Mr. Sazant shall repay any such amounts upon the final determination that he was not entitled to such indemnification, such determination to be by a court of competent jurisdiction.

            8. Miscellaneous.

               8.1 The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement. The rights granted both parties herein are cumulative and the election of one shall not constitute a waiver of such party's right to assert all other legal remedies available under the circumstances.

               8.2 Any notice to be given to the Corporation under the terms of this Agreement shall be addressed to the Corporation, at the address of its principal place of business, and any notice to be given to Mr. Sazant shall be addressed to him at his home address last shown on the records of the Corporation, or such other address as either party may hereafter designate in writing to the other. Any notice shall be deemed duly given when mailed by registered or certified mail, postage prepaid, as provided herein.

               8.3 The provisions of the Agreement are severable, and if any provision of this Agreement shall be held invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.

               8.4 The rights and obligations of the Corporation under this Agreement shall inure to the benefit of and be binding upon the successors and assignees of the Corporation.

               8.5 This Agreement supersedes all prior agreements and understandings between the parties hereto, oral or written, and may not be notified or

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terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination, or waiver is sought to be enforced.

            8.6 The parties further specifically agree that any action sought to enforce any of the terms and conditions of this agreement or to remedy any default thereof shall be brought in the appropriate court in Dade County, Florida. The parties specifically agree that appropriate courts in Dade County, Florida constitute the proper venue to bring such action.

            8.7 The parties agree that in the event it is necessary to enforce any of the terms and conditions of this contract or to bring an action based upon a default of this agreement that the prevailing party will be entitled to seek and recover all reasonable attorney's fees incurred therein.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LARRY SAZANT                           RESIDENTIAL FINANCIAL SERVICES INC


By /s/ Larry Sazant                    By /s/ Bruce Lazarus
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